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                                  NEWS RELEASE

DATE:           September 28, 2005     5:00 p.m. E.S.T.
CONTACT:        James L. Saner, Sr.  President and CEO
                MainSource Financial Group  812-663-0157

                Ronald B. Scott  President and CEO
                Peoples Ohio Financial Corporation  937-339-5000

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        MainSource Financial Group and Peoples Ohio Financial Corporation
                          Announce Definitive Agreement

MainSource Financial Group, Inc., Greensburg, Indiana (Nasdaq: MSFG) ("MainSource"), and Peoples Ohio Financial Corporation, Troy, Ohio (OTC: POHF) ("Peoples"), today jointly announced that they have entered into a definitive agreement to merge Peoples into MainSource. Peoples' subsidiary bank, Peoples Savings Bank of Troy ("Peoples Savings"), will be merged simultaneously into a newly-formed subsidiary of MainSource.

The Agreement provides that shareholders of Peoples will have the right to elect to receive cash in the approximate amount of $5.60 per share, or approximately
0.3068 shares of MainSource common stock (valued at $5.60, based on MainSource's September 27, 2005 closing price) for each share of Peoples common stock owned by them. Based on MainSource's September 27, 2005 closing price and including the anticipated cash out of certain Peoples stock options, the transaction value is estimated at $41,750,000.

The amount of cash or stock payable to Peoples' shareholders may be adjusted at the time of closing based on the value of Peoples' consolidated shareholders' equity as of the end of the month prior to closing, after certain adjustments prescribed by the agreement have been made, and the closing price of
MainSource's common stock prior to closing. However, 75% of the aggregate consideration must be paid in shares of MainSource common stock, and there may be allocations of cash or stock made to shareholders (on the basis of the smallest to the largest shareholders) to ensure that this requirement is satisfied.

The  transaction,  which is expected to close in the first  quarter of 2006,  is
subject  to  various   regulatory   approvals   and  the  approval  of  Peoples'
shareholders.

The transaction is expected to be accretive to MainSource's earnings per share during the first full year following the transaction. The transaction will allow MainSource to establish a presence in west central Ohio. MainSource plans to continue to operate all of Peoples' current offices under the new name "MainSource Bank - Ohio."

James L. Saner, Sr., President and Chief Executive Officer of MainSource stated, "This is our company's first venture into Ohio, and we could not have partnered with a better bank that epitomizes the community bank philosophy. This Philosophy is demonstrated every day by the way Peoples takes care of its customers and its communities." He added, "We are committed to local decision-making and we stand firm on our commitment to our community banking philosophy. Our current structure emphasizes regionalized management by local employees, which serves as a cornerstone for MainSource."

Under the Agreement, Ronald B. Scott will remain as President and CEO of the newly-named entity, and will maintain his office in the current Troy, Ohio office of Peoples Savings in order to serve current Peoples Savings customers.

Ronald B. Scott, President and Chief Executive Officer of Peoples, stated, "We believe that Peoples is a good fit with MainSource. As an organization, MainSource does small town, community banking on a larger scale. It is a financial services holding company comprised of smaller community banks which together can be more competitive."

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is a community-focused, financial services holding company with assets of approximately $1.7 billion. Through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana; Peoples Trust Company, Linton, Indiana; and MainSource Bank of Illinois, Kankakee, Illinois, it operates 55 offices in 23 Indiana counties and six offices in three Illinois counties. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC and MainSource Mortgage LLC, it provides various related financial services through its banking affiliates.

Peoples Ohio Financial Corporation was formed in 2002 and acquired all the shares of Peoples Savings Bank of Troy. Peoples Savings has been headquartered in Troy, Ohio since its establishment in 1890 and operates six offices located in Miami and Northern Montgomery Counties. Peoples had $199.9 million in total assets and $25.4 million in total shareholders' equity and equity from ESOP shares as of June 30, 2005.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the MainSource's loan and investment portfolios; the timing of the closing of the transaction; the timing and success of integration efforts once the transaction is complete; MainSource's expectations or ability to realize success with the acquisition of Peoples, and the impact of this transaction, if successful, on MainSource's business.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

MainSource will be filing a Registration Statement on Form S-4 concerning the merger with the Securities and Exchange Commission ("SEC"), which will include the proxy statement that will be mailed to Peoples' shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by MainSource will be available free of charge from the Secretary of MainSource at 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240, telephone (812) 663-0157. Documents filed with the SEC by Peoples will be available free of charge from the Secretary of Peoples at 635 South Market Street, Troy, Ohio, telephone (937) 339-5000. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

MainSource and Peoples and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON APRIL 29, 2005, WITH RESPECT TO MAINSOURCE AND THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON SEPTEMBER 24, 2004, WITH RESPECT TO PEOPLES.

For more information contact:

                                    * * * * *

 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240

                                       or

  Peoples Ohio Financial Corporation, 635 South Market Street, Troy, Ohio 45373